RESTATED
                    ARTICLES OF INCORPORATION
                                OF
                    E.J. NAK MATTRESS COMPANY
                (formerly Union Investments, Inc.)

     We the undersigned natural persons over the age of twenty-one
(21) years acting as directors of a Corporation under the Utah Revised Business Corporation Act, hereby adopt the following Restated Articles of Incorporation for such Corporation and declare that they shall supersede the original Articles of Incorporation and all Amendments thereto.

                            ARTICLE I
                          CORPORATE NAME

     The name of this corporation (hereinafter the Corporation) is E.J. Nak Mattress Company.

                            ARTICLE II
                             DURATION

     This Corporation shall be perpetual in existence from the date of its incorporation unless dissolved or disincorporated in accordance with the laws of the State of Utah.

                           ARTICLE III
                             PURPOSE

     The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Utah Revised Business Corporation Act.

                            ARTICLE IV
                          CAPITALIZATION

     The aggregate number of shares of all classes of capital stock that this Corporation shall have authority to issue is 60,000,000, of which 50,000,000 shares shall be of a class designated as common stock (the "Common Stock") with a par value of One Tenth of a Cent ($0.001) per share, and 10,000,000 shares of which shall be of a class designated as preferred stock (the "Preferred Stock") with a par value of One Tenth of a Cent ($0.001) per share. The Preferred Stock shall have preference as to dividends and to liquidation of the Corporation. The Board of Directors of the Company shall establish the specific terms, rights, voting privileges and preferences of such Preferred Stock, or any series thereof. All fully paid stock of the Corporation shall not be liable to call or assessment.

                            ARTICLE V
                   PREEMPTIVE RIGHTS ABOLISHED

     The authorized and treasury stock of this Corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine.
Shareholders shall not have preemptive rights to acquire unissued shares of the stock of this Corporation.

                           ARTICLE VII
                         INTERNAL AFFAIRS

     The Board of Directors may adopt and amend By-Laws for the management and control of the Corporation and the defining of the duties of the corporate officers. Such By-Laws shall not be inconsistent with the laws of the State of Utah, the Utah Revised Business Corporation Act nor with these Articles.

                           ARTICLE VIII
                   REGISTERED OFFICE AND AGENT

     The registered office of the Corporation shall be 1648 South Main Street, Bountiful, Utah 84010, and the registered agent at such address shall be John A. Nak. This Corporation may do business at any place within or without the State of Utah, and may accordingly appoint business agents anywhere in the United States or elsewhere, by resolution of its Board of Directors.

                            ARTICLE IX
                            DIRECTORS

     The members of the governing board of this corporation are styled "directors" and the number of persons on such board shall be not less than three (3) nor more than nine (9), to be prescribed by the By-Laws of this corporation. The number of directors may be changed as provided by the Utah Revised Business Corporation Act. The names and addresses of the persons currently serving as the directors of this corporation are:

          John A. Nak                   1648 South Main Street
                                        Bountiful, Utah 84010

          Ernest B. Nak                 1648 South Main Street
                                        Bountiful, Utah 84010

                            ARTICLE X
                 OFFICERS AND DIRECTORS CONTRACTS

     No contract or other transaction between this corporation and any other corporation shall be affected by the fact that a Director or officer of this Corporation is interested in or is a Director or officer of such other corporation; and any Director, individually or jointly, may be a party to or may be interested in any corporation or transaction of this Corporation or in which this Corporation is interested; and no contract or other transaction of this Corporation with any person, firm or corporation shall be affected by the fact that any Director of this Corporation is a party to or is interested in-such contract, act or transaction or any way connected with such person, firm or corporation, and every person who may become a Director of this Corporation is hereby relieved from liability that might otherwise exist from contracting with the Corporation for the benefit of himself or any firm, association or corporation in which he may be in any way interested, provided said Director acts in good faith.

                            ARTICLE XI
                         INDEMNIFICATION

     To the fullest extent permitted by the Utah Revised Business Corporation Act or any other applicable law as now in effect or as it may hereafter be amended, a director of this Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for any action taken or any failure to take any action, as a director. Neither any amendment nor appeal of this
Article XI, nor the adoption of any provision in these Articles of Incorporation inconsistent with this Article XI, shall eliminate or reduce the effect of this Article XI in respect of any matter occurring, or any cause of action, suit or claim that, but for this
Article XI, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision. As the Board of Directors may from time to time provide in the By-Laws or by resolution, the Corporation may indemnify its officers, directors, employees, agents and other persons to the full extent permitted by the Utah Revised Business Corporation Act.

                           ARTICLE XII
                    ACTION BY WRITTEN CONSENT

     To the maximum extent permitted by the Utah Revised Business Corporation Act, any action which may be taken at any annual or special meeting of shareholders, except for the election of directors, may be taken without a meeting and without prior notice if one or more consents in writing setting forth the action to take, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.

     The foregoing Restated Articles of Incorporation for E.J. Nak mattress Company, Inc., formerly known as Union Investments, Inc., were duly adopted by shareholders of the Corporation holding a majority of the outstanding shares of common stock. At the Special Meeting of Shareholders held March 31, 1999 (the "Meeting"), the number of shares of the Corporation's common stock outstanding and entitled to vote on the Restated Articles of Incorporation and foregoing amendments was 49,200,000. A total of 30,087,750 shares voted FOR adopting the Restated Articles of Incorporation (representing approximately 61% of the issued and outstanding shares of the Corporation) and 39,000 shares voted AGAINST.

     The Restated Articles of Incorporation include the addition of a new Article XI pertaining to Indemnification and a new Article XII pertaining to Action by Written Consent. Prior Article X pertaining to Incorporators, which is no longer relevant, has been deleted. Also, as ratified by the shareholders at the Meeting,
Article I has been amended to reflect the new name of the Corporation as E.J. Nak Mattress Company (formerly Union Investments, Inc.); Article III has been amended to change the purpose of the Corporation to a general purpose; and Article IV has been amended to add to the authorized capital of the Corporation 10,000,000 shares of preferred stock. The Restated Articles of Incorporation have been re-numbered and certain wording has been revised as deemed appropriate.

     IN WITNESS WHEREOF, these Restated Articles of Incorporation are hereby executed this 31st day of March, 1999.


                              ____________________________________
                              John A. Nak, President and Director

     The Undersigned hereby accepts and acknowledges appointment as the registered agent of the Corporation named above, and confirms that the undersigned meets the requirements of Section 501 of the Utah Revised Business Corporation Act.



                              ____________________________________
                              JOHN A. NAK, Registered Agent